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                                                                  EXHIBIT (c)(4)

                                  PIERRE FOODS
                Summary of Data Sources and Procedures Employed

I. DATA SOURCES

         10k's, 10q's, 8k's
         Cost of Capital Quarterly Yearbook, Ibbotson Associates
         DoneDeals Database
         Free Edgar Database
         Federal Reserve Statistical Release
         Mergerstat Review
         National Economic Review
         Robert Morris Associates Annual Statement Studies
         Stocks Bonds Bills and Inflation Yearbook, Ibbotson Associates U.S. Industry Trade & Outlook
         XLS Database
         Yahoo! Stock Prices

II. PROCEDURES EMPLOYED

A. MARKET APPROACH

         (1)  Guideline Search
              Sic Codes         2011     Meat Packing Plants
                                2013     Sausages & Other Prepared Meats
                                2050     Bakery Products
                                2051     Bread & Other Bakery Products,
                                         Except Cookies & Crackers
              Keyword Search             Food Processing
              Total Companies:                    28
              Total Selected:                      4

         (2)  Transaction Search
              Sic Codes         2011     Meat Packing Plants
                                2013     Sausages & Other Prepared Meats
                                2050     Bakery Products
                                2051     Bread & Other Bakery Products,
                                         Except Cookies & Crackers
              Total Transactions:                125
              Transactions Selected:              15

              Minority Interest Discount
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B. INCOME APPROACH

         (1)  Discounted Cash Flow

              4 Scenarios w/various assumptions

C.  CORRELATION AND CONCLUSION

              Market Approach
                Guideline Method                                         50%
                Transaction Method                                       25%
              Income Approach
                Discounted Cash Flow - 4 Scenarios                       25%